Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, John S. Chen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 1 on Form 10-K/A to the Annual Report of Sybase, Inc. for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Sybase, Inc.

By:	/S/ JOHN S. CHEN

Name:	John S. Chen
Title:	Chief Executive Officer and President

I, Pieter A. Van der Vorst, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 1 on Form 10-K/A to the Annual Report of Sybase, Inc. on Form 10-K for the fiscal year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report fairly presents in all material respects the financial condition and results of operations of Sybase, Inc.

By:	/S/ PIETER A. VAN DER VORST

Name:	Pieter A. Van der Vorst
Title:	Senior Vice President and Chief Financial Officer